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                                                                EXHIBIT 10(D)(1)

                               AMENDMENT NO. 1 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

      The Executive Employment Agreement, as amended and restated as of July 15, 1992 (the "AGREEMENT"), by and between Electro Rent Corporation (the "COMPANY") and Daniel Greenberg (the "EXECUTIVE") is amended and supplemented by the terms of this Amendment No. 1 (this "AMENDMENT") as set forth below. Capitalized terms not otherwise defined herein are given the meanings ascribed to such terms in the Agreement.

1. SECTION 1.2(C). Section 1.2(c) shall be modified by adding the following two sentences at the end of Section 1.2(c):

      "In addition, during the continuation of the Executive's employment hereunder, the Company shall maintain (by insurance policy or, if not available on commercially reasonable terms, self insurance with reserves reasonably satisfactory to the Executive) medical and dental coverage and all other health benefits, including, without limitation, the special executive benefit insurance, consistent with the standard of coverage available to the Executive as of the date of this Amendment, for the Executive and his spouse for as long as they each shall live. If the Company does not maintain an insurance policy for the Family Medical Benefits, the Company shall reimburse the Executive for any tax liabilities the Executive incurs that he would not have incurred if the Company maintained an insurance policy for the Executive's Family Medical Benefits." The benefits described in the previous two
      (2) sentences of this Section 1.2(c) are collectively referred to as the "FAMILY MEDICAL BENEFITS."

2.    NEW SECTION 2.4. A new Section 2.4 shall be added to the Agreement as follows:

      "Section 2.4. Regardless of any termination of the employment relationship, at its expense, the Company shall continue to maintain the Family Medical Benefits."

3.    SECTION 2.2(B). In order to correct a misstatement in the Agreement,
Section 2.2(b) shall be revised to replace the words "during the Employment Term" on the eighth line of page 6 with the words "with respect to any fiscal year of the Company in which Executive was employed by the Company."

4. SECTION 2.3(A). In order to correct a misstatement in the Agreement, the words "during the Term" on the sixth line of Section 2.3(a) shall be replaced with the words "with respect to any fiscal year of the Company in which Executive was employed by the Company."

5. SECTION 2.3 (B). The words ", including the Family Medical Benefits" will be added following the words "Termination of Employment" in the third line of page 8.

6. GENERAL. Except as explicitly modified in this Amendment, the Agreement shall continue in full force and effect.


                                Exhibit 10(D)(1)
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      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the 12th day of October 2001.

ELECTRO RENT CORPORATION                 EXECUTIVE

By:      /s/ William Weitzman            By:       /s/ Daniel Greenberg
   ---------------------------------        ---------------------------
   William Weitzman                            Daniel Greenberg
   President

By:       /s/ Steven Markheim
   ---------------------------------
   Steven Markheim
   Secretary


                                Exhibit 10(D)(1)